COOLEY GODWARD CASTRO
                                                        HUDDLESON & TATUM
                                                   Andrea Vachss
                                                   3000 El Camino Real
                                                   Palo Alto, CA 94306-2155
                                                   Telephone: (415) 843-5114
                                                   Facsimile: (415) 857-0663

December 14, 1995



Boole & Babbage, Inc.
3131 Zanker Road
San Jose, California 95134

Ladies & Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Boole & Babbage (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 900,000 shares of the Company's Common Stock, $.001 par value, (the "Shares") pursuant to its 1986 Incentive Stock Option Plan as amended, and 1986 Supplemental Stock Option Plan, as amended (the "Plans").

In connection with this opinion, we have examined the Registration Statement, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans and the Registration Statement, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD CASTRO HUDDLESON & TATUM

By:  /s/  Andrea Vachss